UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2004

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated April 19, 2004, of Salem Communications Corporation updating its earnings guidance for the quarter ended March 31, 2004.

ITEM 9.     REGULATION FD DISCLOSURE*

The following information and the exhibit relating thereto is furnished pursuant to Item 9 of this Current Report on Form 8-K. On April 19, 2004, Salem Communications Corporation issued a press release updating its earnings guidance for the quarter ended March 31, 2004.

     * The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: April 19, 2004
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President of Accounting and Corporate Controller

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated April 19, 2004, of Salem Communications Corporation updating its earnings guidance for the quarter ended March 31, 2004.

EXHIBIT 99.1

Salem Communications First Quarter 2004 Revenue to Exceed Guidance
First Quarter Earnings Conference Call to be Held April 26, 2004

CAMARILLO, CA, April 19, 2004 -- Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on religious and family-themed programming, announced today that it expects to report first quarter 2004 net broadcasting revenues of approximately $43 million, exceeding the Company’s previous guidance of net broadcasting revenues of between $41.7 million and $42.2 million. The Company also expects to report an increase of approximately 10% in same station net broadcasting revenues.

Edward G. Atsinger III, President and CEO, commented, “We continue to achieve revenue growth well above industry averages, particularly at our developing contemporary Christian music stations. This will result in Salem delivering strong first quarter performance that exceeds our guidance. We are also encouraged by the fact that April 2004 is currently pacing in the low double digits.”

Salem Communications also announced that it will release first quarter 2004 financial results before the market opens on Monday, April 26, 2004. The Company will host a teleconference to discuss its results on April 26th at 10:00 a.m. Eastern Time.

To access the teleconference, please dial 973-582-2734 ten minutes prior to the start time. The teleconference will also be available live and via archived webcast on the investor relations portion of the company's website, located at www.Salem.cc. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 10, 2004. The replay can be accessed by dialing 973-341-3080, passcode 4705503 or via the Company's website.

In addition, the company will be presenting at the A.G. Edwards 2004 Media and Entertainment Conference on April 20, 2004, being held at the Venetian Hotel in Las Vegas.

Salem Communications Corporation, headquartered in Camarillo, CA, is the leading U.S. radio broadcaster focused on religious- and family-themed programming. Upon completion of all pending transactions, the company will own and/or operate 95 radio stations, mainly comprised of three formats: Christian Teaching/Talk; News/Talk; and Contemporary Christian Music. In addition to its radio properties, Salem owns the Salem Radio Network®, which syndicates talk, news and music programming to approximately 1,600 affiliated radio stations; Salem Radio Representatives™, a national sales organization; Salem Web Network™, the leading Internet provider of Christian content and online streaming; and Salem Publishing™, a Christian magazine publisher. For more information, visit Salem Communications' web site at www.Salem.cc.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions; market acceptance of recently launched music formats; competition in the radio broadcast, Internet and publishing industries and from new technologies; adverse economic conditions; and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

CONTACT:
Denise Davis
Salem Communications Corp.
(805) 384-4508